EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-39529, No. 333-76935, No. 333-57504, and No. 333-85846) of Crown Holdings, Inc. of our report dated June 22, 2004 relating to the financial statements of Crown Cork & Seal Company, Inc. 401(k) Retirement Savings Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

June 25, 2004